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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

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NAME OF SUBSIDIARY                                       JURISDICTION OF INCORPORATION
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
The Outdoor Footwear Company                             Delaware
The Timberland Finance Company                           Delaware
Timberland Europe, Inc.                                  Delaware
Timberland Direct Sales, Inc.                            Delaware
Timberland Retail, Inc.                                  Delaware
Timberland Manufacturing Company                         Delaware
Timberland Aviation, Inc.                                Delaware
Timberland Netherlands, Inc.                             Delaware
Timberland International, Inc.                           Delaware
Timberland SAS                                           France
Timberland World Trading GmbH                            Germany
Timberland (UK) Limited                                  United Kingdom
Timberland GmbH                                          Austria
Timberland Espana, S.L.                                  Spain
The Recreational Footwear Company (Dominicana), S.A.     Dominican Republic
Component Footwear Dominicana, S.A.                      Dominican Republic
Timberland Footwear & Clothing Company Inc./             Canada
   Les Vetements & Chaussures Timberland Inc.
Timberland Netherlands Holdings B.V.                     The Netherlands
Timberland Asia LLC                                      Delaware
Timberland Taiwan LLC                                    Delaware
Timberland Hong Kong Ltd.                                Hong Kong
Timberland Japan, Inc.                                   Japan
Timberland Lifestyle Brand Malaysia Sdn Bhd              Malaysia
The Timberland Company (Asia-Pacific) Pte. Ltd.          Singapore
Timberland Canada Co.                                    Canada
The Recreational Footwear Company                        Cayman Islands
Timberland Spain LLC                                     Delaware
Timberland IDC Ltd.                                      United Kingdom
Timberland HK Trading Limited                            Hong Kong
Timberland Switzerland GmbH                              Switzerland
Timberland (Gibraltar) Holding Limited                   Gibraltar
Timberland Europe B.V.                                   The Netherlands
Timberland Italy S.r.l.                                  Italy
Timberland Taiwan Limited                                Taiwan
Timberland Luxembourg Finance S.ar.l.                    Luxembourg
Timberland Luxembourg Holding Europe S.ar.l.             Luxembourg
Timberland Luxembourg Holding Asia S.ar.l.               Luxembourg
Timberland Trading Switzerland GmbH                      Switzerland
SmartWool Corporation                                    Colorado
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